EXHIBIT 10.9

PROMISSORY NOTE

Date of Note:         July 7, 2023

Amount of Note:         TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00)

Maturity Date:          July 7, 2024, unless otherwise extended and/or accelerated pursuant to and in accordance with the terms and conditions set forth in this Note or extended as provided herein.

FOR VALUE RECEIVED, NEXT BOROUGH CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Borrower”), hereby covenants and promises to pay to the order of NEXTPLAT CORP., a Nevada corporation its successors and/or assigns (the “Lender”), at 3250 Mary Street, Suite 410, Miami, Florida 33133, or at such other place as Lender may designate Borrower in writing from time to time, in legal tender of the United States, TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00), together with all accrued interest, which shall be due and payable upon the following terms and obligations contained in this Promissory Note (the “Note”).

A.	Interest Rate:

(1)          Interest shall accrue on the unpaid principal balance of this Note from the date hereof at a fixed rate equal to 7% (the “Interest Rate”).

(2)         Interest on this Note shall be calculated at the rate of 1/360 of the annual rate of interest for each day that principal is outstanding (i.e., interest will accrue and be paid on the actual number of calendar days elapsed from the date hereof based on a 360-day year).

B.         Payment Terms:

Commencing on September 1, 2023, and continuing on the same day of each consecutive month thereafter, Borrower shall make monthly payments of interest only at the Interest Rate and each in the amount of $1,458.33. Unless this Note is otherwise accelerated in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on July 7, 2024 (the “Maturity Date”).

C.         Loan Documents:

This Note (as the same may be amended, restated, modified or replaced from time to time), that certain UCC-1 Financing Statement listing Borrower as “debtor” and Lender as “creditor” and all other documents and instruments executed in connection with this Note are hereinafter individually and/or collectively referred to as the “Loan Documents”.

D.         Default Interest Rate:

All principal and installments of interest shall bear interest from the date that said payments are due and unpaid or from the date of occurrence of any other Event of Default (as hereinafter defined) under this Note at a rate equal to the highest rate authorized by applicable law (the “Default Rate”).

E.         Prepayment:

Borrower may prepay all or any portion of this Note at any time without fee, premium or penalty.

F.          Late Charges:

To cover the expense involved in handling delinquent payments, the Lender may collect a late charge not to exceed an amount equal to five percent (5%) of any installment which is not paid within ten (10) days of the due date thereof. The collection of said late charge shall not be deemed a waiver by Lender of any of its rights under this Note. Notwithstanding the foregoing, there shall be no grace period or late charges for payments due on the outstanding principal balance due on the Maturity Date or upon acceleration, as set forth in Section G below, but such outstanding balance shall accrue interest at the Default Rate. The late charge is intended to compensate the Lender for administrative and processing costs incident to late payments. The late charge payments are not interest. The late charge payment shall not be subject to rebate or credit against any other amount due. Any late charge shall be in addition to any other interest due.

G.         Default and Acceleration:

(1)         If Borrower fails to perform any obligation under this Note to pay principal or interest within five (5) days of when due (an “Events of Default”) then Lender, at its option, may accelerate all sums of principal and interest under this Note and they shall become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. The Lender shall be immediately entitled to exercise all of its available remedies under the Loan Documents.

(2)         In any such event, all sums of principal and interest under this Note shall automatically become immediately due and payable without notice of default, presentment, or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character. All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest, and dishonor. The Borrower expressly consents to any extension or renewal, in whole or in part, and all delays in time of payment or other performance which Lender may grant at any time and from time to time without limitation and without any notice or further consent of the undersigned.

(3)         The Lender may, in the sole discretion of Lender, accept payments made by Borrower after any default has occurred, without waiving any of Lender's rights herein.

H.          Costs:

If this Note is collected by law or through attorneys at law, or under advice therefrom (whether such attorneys are employees of Lender or an affiliate of Lender or are outside counsel), Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof hereby, severally and jointly agree to pay all costs of collection, including reasonable attorneys' fees, including charges for paralegals, appraisers, experts, and consultants working under the direction or supervision of Lender's attorneys whether or not suit is brought, and whether incurred in connection with collection, trial, appeal, bankruptcy or other creditors' proceedings or otherwise.

I.         Loan Charges:

Nothing herein contained, nor any transaction related thereto, shall be construed or so operate as to require Borrower or any person liable for the repayment of same, to pay interest in an amount or at a rate greater than the maximum allowed by applicable law. Should any interest or other charges paid by Borrower, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest permitted under the law in effect while said interest is being earned, then any and all of such excess shall be and is waived by Lender, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of the excess that exceeds the principal balance shall be paid by Lender to Borrower or any parties liable for the payment of the loan made pursuant to this Note so that under no circumstances shall the Borrower, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the maximum rate allowed by applicable law.

J.         Jurisdiction:

The laws of the State of Florida shall govern the interpretation and enforcement of this Note. If legal action is instituted to collect any amounts due under, or to enforce any provision of, this instrument, Borrower and any endorser, guarantor or other person primarily or secondarily liable for payment hereof consent to, and by execution hereof submit themselves to, the jurisdiction of the courts of the State of Florida, and, notwithstanding the place of residence of any of them or the place of execution of this instrument, such litigation may be brought in or transferred to a court of competent jurisdiction in and for Miami-Dade County, State of Florida which shall serve as the exclusive venue for any such action to the exclusion of all others.

K.         Assignment:

Lender shall have the unrestricted right at any time and from time to time and without Borrower’s or Guarantor’s consent, to assign all or any portion of its rights and obligations hereunder to one or more lenders or purchasers (each, an “Assignee”) under this Note and the Loan Documents and all information now or hereafter in its possession relating to the Borrower and Guarantor (all rights of privacy hereby being waived), and to retain any compensation received by Lender in connection with any such transaction and Borrower and Guarantor agree that they shall execute such documents, including without limitation, the delivery of an estoppel certificate and such other documents as Lender shall deem necessary to effect the foregoing. The Borrower hereby waives any notice of the transfer of this Note by the Lender or by any other subsequent holder of this Note and agrees to be bound by the terms of this Note subsequent to any transfer and agrees that the terms of this Note maybe fully enforced by any subsequent holder of this Note.

L.         Non-Waiver:

The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively, or together, at the option of Lender.

M.         Miscellaneous:

(1)         TIME IS OF THE ESSENCE OF THIS NOTE.

(2)         It is agreed that the granting to Borrower or any other party of an extension or extensions of time for the payment of any sum or sums due under this Note or for the performance of any covenant or stipulation thereof or the taking of other or additional security shall not in any way release or affect the liability of Borrower under this Note.

(3)         This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

(4)         All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, notice, protest, notice of protest and notice of dishonor.

(5)         Borrower acknowledges that Lender shall have no obligation whatsoever to renew, modify or extend this Note or to refinance the indebtedness under this Note upon the maturity thereof, except as specifically provided herein.

(6)         Lender shall have the right to accept and apply to the outstanding balance of this Note and all payments or partial payments received from Borrower after the due date therefor, whether this Note has been accelerated or not, without waiver of any of Lender's rights to continue to enforce the terms of this Note and to seek any and all remedies provided for herein or in any instrument securing the same, including, but not limited to, the right to foreclose on such security.

(7)         All amounts received by Lender shall be applied to expenses, late fees, and interest before principal or in any other order as determined by Lender, in its sole discretion, as permitted by law.

(8)         Borrower shall not assign Borrower’s rights or obligations under this Note without Lender’s prior consent.

(9)         The term “Borrower” as used herein, in every instance shall include the makers of this Note, and its heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

(10)         If more than one party executes this Note, all such parties shall be jointly and severally liable for the payment of this Note.

(11)         If any clause or provision herein contained operates or would prospectively operate to invalidate this Note in part, then the invalid part of said clause or provision only shall be held for naught, as though not contained herein, and the remainder of this Note shall remain operative and in full force and effect.

N.         Waiver of Jury Trial:

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO EXTEND TO BORROWER THE LOAN EVIDENCED BY THIS NOTE.

[SIGNATURE ON THE FOLLOWING PAGE]

PROMISSORY NOTE

SIGNATURE PAGE

Borrower has duly executed this Note effective as of the date set forth hereinabove.

BORROWER:

NEXT BOROUGH CAPITAL MANAGEMENT, LLC a Delaware limited liability company

_________________________________

Name: Charles M. Fernandez

Title: Managing Member